EXHIBIT 10.4.6

CALPINE CORPORATION

DIRECTOR'S
RESTRICTED STOCK UNIT AGREEMENT
(Pursuant to the 2008 Equity Incentive Plan)

This Restricted Stock Units Agreement ("Agreement"), entered into on the 5th day of March 2008 (the "Grant Date"), which is the date on which the Award described below was approved in accordance with the Plan (as defined below), between Calpine Corporation, a Delaware corporation (the "Company"), and WILLIAM J. PATTERSON, (the "Director"). Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms not otherwise defined herein shall have the same definitions as provided in the Plan.

WHEREAS, to carry out the purposes of the Calpine Corporation 2008 Equity Incentive Plan (the "Plan"), Restricted Stock Units (as defined in the Plan) are hereby granted to the Director in accordance with this Agreement; and

WHEREAS, the Company and Director agree as follows:

1.           Award of Restricted Stock Units.  The Company hereby grants to the Director, as of the Grant Date and subject to the terms and conditions of the Plan (including the provisions of Section 18 thereof) and subject further to the terms and conditions set forth herein, 2,720 Restricted Stock Units.

2.           Vesting in Restricted Stock Units.  The Restricted Stock Units granted to the Director shall become fully vested on the first anniversary date of the Grant Date ("Vesting Date").  Notwithstanding anything herein to the contrary, the Restricted Stock Units granted hereunder shall become fully vested upon the Director's "Disability" (as defined in the Plan) or the Director's death or upon the occurrence of a "Change in Control" (as defined in the Plan).  Except for the occurrence of an event set forth in the preceding sentence, if the Director's service on the Board terminates prior to the Vesting Date, the Restricted Stock Units granted hereunder shall immediately terminate.

3.           Settlement of Restricted Stock Units.  Each Restricted Stock Unit granted hereunder shall represent the right to receive one share of Common Stock upon the settlement of each vested Restricted Stock Unit.  Except as provided in Section 4 below, shares of Common Stock corresponding to vested Restricted Stock Units (subject to adjustment pursuant to Section 17 of the Plan) shall be paid within thirty (30) days after the earliest to occur of the following events (the occurrence of the event shall hereafter be referred to as a "Settlement Date"):

(a)           a specific date elected by the Director in the Restricted Stock Units Election Form;

(b)           the consummation of a Change in Control transaction, provided that such Change in Control constitutes a "change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of a corporation" within the meaning of Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended ("Code"); or

(c)           the termination of the Director's service on the Board.  If the Board (or its delegate) determines in its discretion that the Director is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code and the regulations and other guidance issued thereunder, then the payment of Common Stock may not be made before the date which is six months after the date the Director separates from service with the Board.  Notwithstanding any other provision contained herein, the term “termination of the Director's service,” shall mean a “separation from service” within the meaning of Section 409A of the Code, to the extent any payment hereunder could be deemed “non-qualified deferred compensation” for purposes thereof.

4.           Deferral of Settlement of Restricted Stock Unit.  At least one year prior to the earliest Settlement Date, the Director may elect to defer payment of the shares of Common Stock corresponding to any vested Restricted Stock Units to another date ("Deferred Settlement Date") provided the Deferred Settlement Date is not earlier than the fifth anniversary of the Settlement Date.  Notwithstanding anything herein to the contrary, an election made in accordance with this Section 4 shall comply with Section 409A of the Code.

5.           Dividend Equivalents.  Each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”).  Dividend Equivalents will be withheld by the Company for the Director’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Board.  Dividend Equivalents credited to a Director’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Board, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Director upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Director shall have no right to such Dividends Equivalents.

6.           Restrictions on Transfer.  Restricted Stock Units may not be transferred or otherwise disposed of by the Director, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, except as permitted by the Boards, or by will or the laws of descent and distribution. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Stock Units by any holder thereof in violation of the provisions of this Agreement shall be valid, and the Company will not transfer any of such Restricted Stock Units on its books, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

7.           Approvals.  No shares of Common Stock shall be issued under this Agreement unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Board. The Board shall have the right to condition any issuance of shares to the Director on the Director's undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Board shall deem necessary or advisable as a result of any applicable law or regulation.

8.           Compliance with Law and Regulations.  This Agreement, the Award granted hereby and any obligation of the Company hereunder shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

9.           Incorporation of Plan.  This Agreement is made under the provisions of the Plan (which is incorporated herein by reference) and shall be interpreted in a manner consistent with it. To the extent that this Agreement is silent with respect to, or in any way inconsistent with, the terms of the Plan, the provisions of the Plan shall govern and this Agreement shall be deemed to be modified accordingly.

10.           Binding Agreement; Successors.  This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Director and the Director's personal representatives and beneficiaries.

11.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon all Persons.

12.           Amendment.  This Agreement may be amended or modified by the Company at any time. Notwithstanding the foregoing, no amendment or modification that is adverse to the rights of the Director as provided by this Agreement shall be effective unless set forth in a writing signed by the parties hereto.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Director has hereunto set his hand, all as of the day and year set forth below.

CALPINE CORPORATION

/s/ Gregory L. Doody
By:	Gregory L. Doody
Senior Vice President, General
Counsel and Secretary

The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

DIRECTOR

/s/ William J. Patterson
By:	William J. Patterson

Dated as of:  __20 March 2008_____